Exhibit 99.1

Editorial Contact: Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Investor Relations Contact: Bruce Thomas Conexant Systems, Inc. (949) 483-2698
CONEXANT REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF FISCAL 2007
Performance In-line with Guidance
     NEWPORT BEACH, Calif., July 26, 2007 — Conexant Systems, Inc. (NASDAQ: CNXT), a worldwide leader in semiconductor solutions for broadband communications and the digital home, today announced financial results for the third quarter of fiscal 2007 that were consistent with the guidance provided by the company at the beginning of the quarter.
Financial Results
     Conexant presents financial results based on accounting principles generally accepted in the United States of America (GAAP) as well as selected non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     Third quarter fiscal 2007 revenues were $179.5 million. Core gross margins were 43.5 percent of revenues. Core operating expenses were $89.2 million. The core operating loss was $11.0 million. The core net loss was $20.5 million, or $0.04 per share.
     On a GAAP basis, gross margins for the third fiscal quarter of 2007 were 43.5 percent of revenues. GAAP operating expenses were $105.0 million. The GAAP operating loss was $27.0 million. The GAAP net loss was $35.2 million, or $0.07 per share.
     The company ended the quarter with $224 million in cash, cash equivalents, and marketable securities.

Conexant Reports Financial Results for the Third Quarter of Fiscal 2007	2
Business Perspective
     “Conexant possesses the global talent, the intellectual property, and the customer relationships required to rebuild a successful enterprise,” said Daniel A. Artusi, Conexant’s newly appointed president and chief executive officer. “We also face significant challenges. Moving forward, we need to clearly understand our core competencies and be disciplined enough to focus our resources in the areas where we have the best chance to create profitable growth.
     “We also have to dramatically improve our financial performance as quickly as possible.
     “In the next few weeks, I plan to continue deepening my understanding of Conexant’s business and operations,” Artusi said. “We will be making significant changes in the near future, and we will communicate those changes at the appropriate time.”
Business Outlook
     For the fourth quarter of fiscal 2007, the company expects flat revenues on a sequential basis.
Conference Call Today
     Financial analysts, members of the media, and the public are invited to participate in a conference call that will take place today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. Dan Artusi, president and chief executive officer, and Scott Blouin, senior vice president and chief financial officer, will discuss third fiscal quarter financial results and the company’s outlook.
     To listen to the conference call via telephone, dial 866-650-4882 (in the US and Canada) or 706-679-7338 (from other international locations); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-642-1687 (in the US and Canada) or 706-645-9291 (from other international locations); pass code: 7039485.
About Conexant
     Conexant’s innovative semiconductor solutions are driving broadband communications and digital home networks worldwide. The company’s comprehensive portfolio includes products for broadband access and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $970.8 million in fiscal year 2006. The company has approximately 3,200 employees, and is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com
Safe Harbor Statement
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be

Conexant Reports Financial Results for the Third Quarter of Fiscal 2007	3
identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.
     These risks and uncertainties include, but are not limited to: the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; general economic and political conditions and conditions in the markets we address; the substantial losses we have incurred; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; demand for and market acceptance of our new and existing products; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; our ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
     The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

CONEXANT SYSTEMS, INC.
GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2007	2007	2006	2007	2006
Net revenues	$179,549	$199,865	$251,635	$624,948	$724,924
Cost of goods sold	101,503	110,016	137,598	347,564	408,924
Gain on cancellation of supply agreement (Note 1)	—	—	(17,500)	—	(17,500)

Gross margin	78,046	89,849	131,537	277,384	333,500

Operating expenses:
Research and development	68,890	69,345	70,096	209,685	199,286
Selling, general and administrative	26,234	26,803	27,037	80,513	101,958
Amortization of intangible assets	4,823	6,254	7,520	17,315	23,185
Special charges (Note 2)	5,071	160,121	32,610	168,090	72,379

Total operating expenses	105,018	262,523	137,263	475,603	396,808

Operating loss	(26,972)	(172,674)	(5,726)	(198,219)	(63,308)

Interest expense	(11,349)	(13,220)	(10,426)	(37,605)	(29,280)
Other income (expense), net	3,656	9,660	(49,259)	26,377	(3,120)

Loss before income taxes and gain (loss) of equity method investments	(34,665)	(176,234)	(65,411)	(209,447)	(95,708)
Provision for income taxes	741	1,232	1,031	2,444	2,482

Loss before gain (loss) of equity method investments	(35,406)	(177,466)	(66,442)	(211,891)	(98,190)
Gain (loss) of equity method investments (Note 3)	179	44,020	(648)	44,194	(3,303)

Net loss	$(35,227)	$(133,446)	$(67,090)	$(167,697)	$(101,493)

Basic and diluted net income (loss) per share	$(0.07)	$(0.27)	$(0.14)	$(0.34)	$(0.21)

Shares used in basic and diluted per-share computations	490,558	489,302	481,626	488,613	477,716

Note 1	–	During the three months ended June 30, 2006, Conexant and Jazz Semiconductor, Inc. terminated a wafer supply and services agreement. In lieu of credits towards future purchases of product from Jazz, we received an additional investment in Jazz and recorded a gain of $17.5 million during the three and nine months ended June 30, 2006.

Note 2	–	Special charges for the nine months ended June 29, 2007 include non-cash goodwill and intangible asset impairment charges related to our Embedded Wireless Networking business of $135.0 million and $20.0 million, respectively. Special charges for the three and nine months ended June 30, 2006 include charges of $30.0 million and $70.0 million, respectively, related to the settlement of our litigation with Texas Instruments Incorporated.

Note 3	–	Gain (loss) of equity method investments for the nine months ended June 29, 2007 include a gain on the sale of our investment in Jazz Semiconductor, Inc. of $43.5 million.

CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2007	2007	2006	2007	2006
GAAP gross margin	$78,046	$89,849	$131,537	$277,384	$333,500
Stock-based compensation (a)	143	115	31	361	460
Gain on cancellation of supply agreement (b)	—	—	(17,500)	—	(17,500)
Other (k)	—	—	(245)	—	(1,128)

Non-GAAP Core gross margin	$78,189	$89,964	$113,823	$277,745	$315,332

GAAP operating expenses	$105,018	$262,523	$137,263	$475,603	$396,808
Stock-based compensation (a)	(4,995)	(4,656)	(10,145)	(13,885)	(36,784)
Transitional salaries and benefits (c)	(934)	(1,591)	(792)	(3,265)	(1,694)
IP litigation support credits (costs) (d)	—	—	1,897	—	(10,993)
Amortization of intangible assets (e)	(4,823)	(6,254)	(7,520)	(17,315)	(23,185)
Special charges (f)	(5,071)	(160,121)	(32,610)	(168,090)	(72,379)
Other (k)	—	—	277	(400)	5,792

Non-GAAP Core operating expenses	$89,195	$89,901	$88,370	$272,648	$257,565

GAAP operating loss	$(26,972)	$(172,674)	$(5,726)	$(198,219)	$(63,308)
Gross margin adjustments (a-b, k)	143	115	(17,714)	361	(18,168)
Operating expense adjustments (a, c-f, k)	15,823	172,622	48,893	202,955	139,243

Non-GAAP Core operating income (loss)	$(11,006)	$63	$25,453	$5,097	$57,767

GAAP net loss	$(35,227)	$(133,446)	$(67,090)	$(167,697)	$(101,493)
Gross margin adjustments (a-b, k)	143	115	(17,714)	361	(18,168)
Operating expense adjustments (a, c-f, k)	15,823	172,622	48,893	202,955	139,243
Unrealized (gains) losses on Mindspeed warrant (g)	(944)	(3,882)	35,131	(7,868)	3,800
Gains on sales of equity securities (h)	(101)	(1,337)	—	(6,570)	(4,414)
(Gains) losses of equity method investments (i)	(179)	(44,020)	648	(44,194)	3,303
Impairment of equity securities (j)	—	—	18,456	—	18,456
Other (k)	—	—	285	—	(1,725)

Non-GAAP Core net income (loss)	$(20,485)	$(9,948)	$18,609	$(23,013)	$39,002

Basic and diluted net income (loss) per share:
GAAP	$(0.07)	$(0.27)	$(0.14)	$(0.34)	$(0.21)

Non-GAAP Core (l)	$(0.04)	$(0.02)	$0.04	$(0.05)	$0.08

See “GAAP to Non-GAAP Core Adjustments” below

GAAP to Non-GAAP Core Adjustments:
(a)	Stock-based compensation expense is based on the fair value of all stock options and employee stock purchase plan shares in accordance with SFAS No. 123(R).
(b)	Gain resulting from the cancellation of a wafer supply and services agreement with Jazz Semiconductor, Inc.
(c)	Transitional salaries and benefits represent amounts earned by employees who have been notified of their termination as part of our restructuring activities, from the date of their notification.
(d)	IP litigation support costs comprise legal fees related to our litigation with Texas Instruments Incorporated, which was settled in May 2006. During the three months ended June 30, 2006, we recorded a net credit of $1.9 million based on the finalization of legal costs associated with the TI litigation.

(e)	Amortization of intangible assets resulting from business combinations.
(f)	Special charges for the nine months ended June 29, 2007 include non-cash goodwill and intangible asset impairment charges related to our Embedded Wireless Networking business of $135.0 million and $20.0 million, respectively. Special charges for the three and nine months ended June 30, 2006 included charges of $30.0 million and $70.0 million, respectively, related to the settlement of our litigation with Texas Instruments Incorporated. The remainder of special charges for each period consist principally of restructuring charges (credits), but also include amounts for other asset impairments, integration credits and other special items.
(g)	Unrealized gains associated with changes in the fair value of our warrant to purchase 30 million shares of Mindspeed Technologies, Inc. common stock, which is accounted for as a derivative instrument.
(h)	Gains on sales of equity securities or on the liquidation of companies in which we held equity securities.
(i)	Gain (loss) of equity method investments for the nine months ended June 29, 2007 includes a gain on the sale of our investment in Jazz Semiconductor, Inc. of $43.5 million.
(j)	Represents a write-down of our investment in Skyworks Solutions, Inc. to fair value as of June 30, 2006.
(k)	Other gains and losses which are not part of our core, on-going operations. For the three and nine months ended June 30, 2006, these adjustments primarily relate to a property tax settlement.
(l)	The dilutive effect of stock options and warrants under the treasury stock method and the dilutive effect of shares issuable upon conversion of convertible subordinated notes under the if-converted method are added to basic weighted average shares to compute diluted weighted average shares. For the three and nine months ended June 30, 2006, 21.0 million and 13.6 million shares, respectively, have been added to basic weighted average shares to arrive at diluted weighted average shares for purposes of the non-GAAP core diluted net income per share computations.
Non-GAAP Financial Measures:
We have presented non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share, on a basis consistent with our historical presentation to assist investors in understanding our core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of our core results of operations with historical periods. We are providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow our company. Management believes that these are important measures in the evaluation of our results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
We do not present GAAP guidance due to our inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 29,	September 29,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents (Note 4)	$158,162	$225,626
Marketable securities (Note 4)	65,969	115,709
Restricted cash	8,800	8,800
Receivables	95,121	123,025
Inventories	63,318	97,460
Other current assets	22,194	19,353

Total current assets	413,564	589,973
Property, plant and equipment, net	70,084	65,405
Goodwill	580,694	710,790
Intangible assets, net	41,123	76,008
Other assets	92,594	131,449

Total assets	$1,198,059	$1,573,625

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$43,900	$188,375
Short-term debt	80,000	80,000
Accounts payable	68,650	113,690
Accrued compensation and benefits	28,672	28,307
Other current liabilities	44,023	51,966

Total current liabilities	265,245	462,338

Long-term debt	481,100	518,125
Other liabilities	66,668	83,064

Total liabilities	813,013	1,063,527

Shareholders’ equity	385,046	510,098

Total liabilities and shareholders’ equity	$1,198,059	$1,573,625

Note 4 – Cash, Cash Equivalents and Marketable Securities

	June 29,	September 29,
	2007	2006
Cash and cash equivalents	$158,162	$225,626
Marketable debt securities	15,361	83,620

Subtotal	173,523	309,246

Marketable equity securities – Skyworks Solutions, Inc. (6.2 million shares at June 29, 2007 and September 29, 2006)	45,444	32,089
Marketable equity securities – Jazz Technologies, Inc. (1.7 million shares at June 29, 2007)	5,164	—

Subtotal	50,608	32,089

Total cash, cash equivalents and marketable securities	$224,131	$341,335

CONEXANT SYSTEMS, INC.
Selected Other Data
(unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2007	2007	2006	2007	2006
Revenues By Region:
Americas	$17,014	$25,587	$32,346	$80,375	$75,405
Asia-Pacific	149,529	160,574	196,627	504,860	596,723
Europe, Middle East and Africa	13,006	13,704	22,662	39,713	52,796

	$179,549	$199,865	$251,635	$624,948	$724,924

Cash Flow Data:
Depreciation of PP&E	$6,452	$6,143	$5,063	$18,441	$14,167
Capital expenditures	$8,194	$7,723	$10,361	$23,133	$23,500